AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.2

	Distribution Operations	Atlanta Gas Light Company	Virginia Natural Gas, Inc.	Chattanooga Gas Company

ASSETS
Current assets
Cash and Cash Equivalents	1,319,258	(416,887)	1,230,843	505,302
Receivables - net
Energy marketing	-	-	-	-
Gas	47,330,822	11,007,866	29,184,791	7,138,165
Other	27,299	100,638	(53,783)	(19,556)
Intercompany	2,908,024	(3,381,970)	1,209,196	5,080,798
Income tax receivable
Unbilled revenues	33,851,299	-	23,834,000	10,017,299
Inventories
Natural gas stored underground	43,239,994	35,032,996	2,299,643	5,907,355
Liquefied natural gas	5,930,778	0	-	5,930,778
Materials and supplies	4,897,272	4,176,403	540,219	180,650
Energy marketing and risk management asset
Unrecovered ERC - current portion	21,832,000	21,832,000	-	-
Unrecovered PRP costs - current portion	15,025,822	15,025,822	-	-
Unrecovered seasonal rates	9,314,131	9,314,131	-	-
Other current assets	33,342,571	222,985	23,612,804	9,506,782
Total current assets	219,019,270	92,913,984	81,857,713	44,247,573

Investment and equity in associated companies	-	1,058,448	-	-

Property, plant and equipment
Property, plant and equipment	3,144,601,161	2,422,180,749	556,400,695	164,930,191
Less accumulated depreciation	1,085,321,102	834,232,349	184,062,707	66,946,600
Property, plant and equipment - net	2,059,280,059	1,587,948,400	372,337,988	97,983,591

Deferred debits and other assets
Unrecovered PRP costs	499,266,631	499,266,631	-	-
Goodwill	176,184,977	-	176,184,977	-
Unrecovered ERC	174,533,150	174,533,150	-	-
Investments in joint ventures	-	-	-	-
Unrecovered postretirement benefits costs	10,918,615	6,489,213	4,429,402	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable
Other	10,620,901	7,430,818	2,715,375	474,708
Total deferred debits and other assets	871,524,274	687,719,812	183,329,754	474,708
Total assets	3,149,823,604	2,369,640,644	637,525,454	142,705,872

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.2

	Distribution Operations	Atlanta Gas Light Company	Virginia Natural Gas, Inc.	Chattanooga Gas Company

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	-	-	-	-
Energy marketing trade payable	-	-	-	-
Accounts payable - trade	24,603,468	8,147,362	14,405,278	2,050,828
Accrued PRP costs - current portion	50,000,000	50,000,000	-	-
Accrued ERC - current portion	41,300,000	41,300,000	-	-
Current portion of long-term debt	30,000,000	30,000,000	-	-
Accrued wages and salaries	2,027,591	1,314,973	630,918	81,701
Customer deposits	17,196,305	4,211,913	11,190,642	1,793,750
Accrued interest	9,004,306	8,120,658	136,506	747,143
Energy marketing and risk management liability	-	-	-	-
Accrued taxes	109,690,226	97,304,904	(4,012,481)	16,471,950
Intercompany payables	21,398,707	19,930,520	1,238,821	-
Other	38,360,234	19,078,345	21,463,422	1,565,502
Total current liabilities	343,580,837	279,408,674	45,053,105	22,710,874

Accumulated deferred income taxes	338,163,986	308,565,752	16,124,735	13,444,651

Long-term liabilities
Accrued PRP costs	444,000,001	444,000,001	-	-
Accrued pension obligations	3,698,412	3,060,322	1,905,906	(1,267,816)
Accrued ERC	63,688,332	63,688,332	-	-
Accrued postretirement benefit costs	49,381,908	34,651,949	13,183,634	1,546,325
Other	-	-	-	-
Total long-term liabilities	560,768,652	545,400,604	15,089,540	278,508

Deferred credits
Unamortized investment tax credit	20,217,851	20,217,851	-	-
Regulatory tax liability	13,538,915	15,877,800	(26,585)	(2,312,300)
Other	3,878,070	2,299,619	1,292,058	286,394
Total deferred credits	37,634,837	38,395,270	1,265,473	(2,025,906)

Capitalization
Long-term debt	647,317,598	467,000,000	180,317,598	-
Preferred securities	-	-	-	-
Common shareholders' equity
Common stock	637,124,504	276,762,075	360,352,429	10,000
Premium on common stock	393,588,357	340,427,108	-	53,161,250
Earnings reinvested	191,644,832	113,681,161	19,322,574	55,126,496
Other comprehensive income	-	-	-	-
Shares held in treasury and trust	-	-	-	-
Common shareholders' equity	1,222,357,694	730,870,344	379,675,003	108,297,746
Total capitalization	1,869,675,292	1,197,870,344	559,992,601	108,297,746
Total liabilities and capitalization	3,149,823,604	2,369,640,644	637,525,454	142,705,872

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.2

	AGL Rome Holdings, Inc.	Distribution Operations, Corporate	Eliminations

ASSETS
Current assets
Cash and Cash Equivalents	-	-	-
Receivables - net
Energy marketing	-	-	-
Gas	-	-	-
Other	-	-	-
Intercompany	0	-	-
Income tax receivable
Unbilled revenues	-	-	-
Inventories
Natural gas stored underground	-	-	-
Liquefied natural gas	-	-	-
Materials and supplies	-	-	-
Energy marketing and risk management asset
Unrecovered ERC - current portion	-	-	-
Unrecovered PRP costs - current portion	-	-	-
Unrecovered seasonal rates	-	-	-
Other current assets	-	-	-
Total current assets	0	-	-

Investment and equity in associated companies	-	-	(1,058,448)

Property, plant and equipment
Property, plant and equipment	1,089,526	-	-
Less accumulated depreciation	79,446	-	-
Property, plant and equipment - net	1,010,081	-	-

Deferred debits and other assets
Unrecovered PRP costs	-	-	-
Goodwill	-	-	-
Unrecovered ERC	-	-	-
Investments in joint ventures	-	-	-
Unrecovered postretirement benefits costs	-	-	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable
Other	-	-	-
Total deferred debits and other assets	-	-	-
Total assets	1,010,081	-	(1,058,448)

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.2

	AGL Rome Holdings, Inc.	Distribution Operations, Corporate	Eliminations

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	-	-	-
Energy marketing trade payable	-	-	-
Accounts payable - trade	-	-	-
Accrued PRP costs - current portion	-	-	-
Accrued ERC - current portion	-	-	-
Current portion of long-term debt	-	-	-
Accrued wages and salaries	-	-	-
Customer deposits	-	-	-
Accrued interest	-	-	-
Energy marketing and risk management liability	-	-	-
Accrued taxes	(74,147)	-	-
Intercompany payables	17,735	211,631	-
Other	-	(3,747,035)	-
Total current liabilities	(56,412)	(3,535,404)	-

Accumulated deferred income taxes	28,848	-	-

Long-term liabilities
Accrued PRP costs	-	-	-
Accrued pension obligations	-	-	-
Accrued ERC	-	-	-
Accrued postretirement benefit costs	-	-	-
Other	-	-	-
Total long-term liabilities	-	-	-

Deferred credits
Unamortized investment tax credit	-	-	-
Regulatory tax liability	-	-	-
Other	-	-	-
Total deferred credits	-	-	-

Capitalization
Long-term debt	-	-	-
Preferred securities	-	-	-
Common shareholders' equity
Common stock	100	-	(100)
Premium on common stock	1,058,348	-	(1,058,348)
Earnings reinvested	(20,803)	3,535,404	-
Other comprehensive income	-	-	-
Shares held in treasury and trust	-	-	-
Common shareholders' equity	1,037,644	3,535,404	(1,058,448)
Total capitalization	1,037,644	3,535,404	(1,058,448)
Total liabilities and capitalization	1,010,081	-	(1,058,448)